Exhibit 99

Form 3 Joint Filer Information

Name:	Kevin Kalkhoven

Address:	275 Middlefield Road, Second Floor Menlo Park, CA 94025

Designated Filer:	Open Wheel Racing Series LLC

Issuer & Ticker Symbol:	Championship Auto Racing Teams, Inc. (MPH)

Date of Event Requiring Statement:	8/15/03

Name:	21st Century Racing Holdings LLC

Address:	275 Middlefield Road, Second Floor Menlo Park, CA 94025

Designated Filer:	Open Wheel Racing Series LLC

Issuer & Ticker Symbol:	Championship Auto Racing Teams, Inc.

Date of Event Requiring Statement:	8/15/03

Name:	Willis Capital, L.L.C.

Address:	1111 Willis Avenue Wheeling, IL 60090

Designated Filer:	Open Wheel Racing Series LLC

Issuer & Ticker Symbol:	Championship Auto Racing Teams, Inc.

Date of Event Requiring Statement:	8/15/03

Name:	Big Bang Racing LLC

Address:	201 N Washington Street, Suite 900 Lansing, MI 48933

Designated Filer:	Open Wheel Racing Series LLC

Issuer & Ticker Symbol:	Championship Auto Racing Teams, Inc.

Date of Event Requiring Statement:	8/15/03

Name:	Paul Gentilozzi

Address:	1305 South Washington St, Suite 102 Lansing, MI 49810

Designated Filer:	Open Wheel Racing Series LLC

Issuer & Ticker Symbol:	Championship Auto Racing Teams, Inc.

Date of Event Requiring Statement:	8/15/03

Signature: 8/14/03 2:59 PM (40083.0001)	/s/ Kevin Kalkhoven SF 896275 v1